PROSPECTUS and				PRICING SUPPLEMENT NO. 10
PROSPECTUS SUPPLEMENT,        	effective at 10:10 AM ET
each Dated September 3, 1996		Dated 3 December, 1996
CUSIP: 24422EHF9				Commission File No.: 33-10561
						Filed pursuant to Rule 424(b)(3)


                       U.S. $593,850,000
                JOHN DEERE CAPITAL CORPORATION

                       MEDIUM-TERM NOTES, SERIES C
            due from 9 Months to 30 Years from Date of Issue
                      (Floating Rate Notes)

Original Issue Date:			6 December 1996

Maturity Date:				4 December 1998

Principal Amount:				$25,000,000

Interest Rate Basis:			Federal Funds Rate
Spread:					Plus 18 basis points (0.18%)

Interest Determination Date:		The Business Day preceding each
                                    Interest Reset Date

Initial Interest Determination Date:5 December 1996
Day Count Convention:			Actual/360

Interest Reset Dates:			Each Business Day to, but
                                    excluding the Maturity Date,
                                    commencing 6 December 1996.

Interest Payment Dates:			Quarterly on the fourth of March,
                                    June, September & December
						commencing on March 4, 1997.

Redemption Provision:			None

Plan of Distribution:			Merrill Lynch & Co. has purchased
                                    the Senior Floating Rate Notes as
                                    principal at a price of 100%
                                    of the aggregate principal amount
                                    of the Senior Notes.



Merrill Lynch & Co.
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